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                                                                   EXHIBIT 10.23


                     SEVERANCE AGREEMENT AND GENERAL RELEASE

         This SEVERANCE AGREEMENT AND GENERAL RELEASE (this "Severance Agreement") dated April 30, 2002 is entered into by and between Netzee, Inc. (hereinafter "Netzee"), and Richard S. Eiswirth (hereinafter "Eiswirth").

         WHEREAS, Eiswirth has been employed by Netzee as its Senior Executive Vice President, Chief Financial Officer and Secretary pursuant to an Employment Agreement dated March 1, 2000, as amended on May 1, 2001 (the "Employment Agreement");

         WHEREAS, the parties desire to end their employment relationship, preserve the good will between the parties, and dispose of all claims which each may have, or may have had, against the other;

         NOW, THEREFORE, for and in consideration of the good and valuable consideration set forth herein, and in consideration of the Indemnification Agreement dated April 29, 2002, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

                                       1.

         Unless the context plainly requires otherwise, the term "Eiswirth" includes his agents, attorneys, employees, heirs, successors and assigns; and the term "Netzee Releasees" includes Netzee and its shareholders, directors, officers, partners, agents, attorneys, parent entities, employees, successors, assigns, affiliates, and subsidiaries, and each of their respective shareholders, directors, officers, partners, agents, attorneys, parent entities, employees, successors, assigns, affiliates and subsidiaries. Any other capitalized terms not defined herein shall have the meanings ascribed to them in the Employment Agreement.

                                       2.

         Eiswirth hereby resigns from employment with Netzee effective April 30, 2002. After that date, he will have no right to further employment with Netzee, and Netzee will have no obligation to employ him.

                                       3.

         Except as otherwise set forth herein, Eiswirth agrees that he has no claim to any benefits or payments from Netzee. Netzee will pay to Eiswirth the following amounts:

                  (a) upon the execution of this Severance Agreement, the sum of $209,686, which represents (1) Eiswirth's current annual salary under the Employment Agreement, (2) one week of accrued vacation and (3) Eiswirth's automobile allowance and club dues for the remainder of the Term under the Employment Agreement;

                  (b) upon the execution of this Severance Agreement, the sum of $112,000, as a bonus


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for Eiswirth's past service to Netzee; and

                  (c) upon the date that is 90 days from the date of this Severance Agreement, the sum of $50,000, provided that Eiswirth has provided finance-related assistance satisfactory to Netzee on an as-needed basis during such 90-day period.

         Eiswirth shall be responsible for payment of all taxes on such amounts, and Netzee will withhold taxes on such amounts as provided by applicable law.

         Netzee also agrees to make any necessary COBRA coverage payments on Eiswirth's behalf providing for coverage through July 31, 2002.

                                       4.

         Except as expressly set forth herein, this Severance Agreement shall supersede and extinguish the Employment Agreement. Notwithstanding the foregoing, Section 5 of the Employment Agreement (with respect to trade secrets and confidential information), as well as any rights or claims available pursuant to the Indemnification Agreement dated April 29, 2002, shall continue to be in full force and effect as if such provision had been set forth herein. Eiswirth agrees that the provisions of Section 4.c.(v) of the Employment Agreement with respect to Eiswirth's outstanding options to purchase Netzee stock shall be null and void, and the provisions of each Option Agreement with respect to each such stock option shall remain in full force and effect, including the provisions therein with respect to the forfeiture and exercise of options upon and following termination of Eiswirth's employment.

                                       5.

         Eiswirth hereby releases, discharges and acquits forever the Netzee Releasees from any and all debts, claims, demands, liabilities, assessments, agreements, actions or causes of action, whether in law or in equity, whether direct or indirect, whether presently known or unknown, absolute or contingent, of any kind whatsoever which Eiswirth had, now has, or may have had against any of the Netzee Releasees from the beginning of time up to the date of this Severance Agreement. Netzee hereby releases, discharges, and acquits forever Eiswirth from any and all debts, claims, demands, liabilities, assessments, agreements, actions or causes of action, whether in law or in equity, whether direct or indirect, whether presently known or unknown, absolute or contingent, of any kind whatsoever which Netzee had, now has, or may have had against Eiswirth from the beginning of time up to the date of this Severance Agreement.

                                       6.

         Without limiting the foregoing release, Eiswirth waives all rights he may have had or now has to pursue any and all remedies available to him under any cause of action whatsoever against the Netzee Releasees, including without limitation, claims of wrongful discharge, emotional distress, defamation, breach of contract, breach of the covenant of good faith and fair dealing, the Employee Retirement Income Security Act, and any other laws and regulations relating to employment, including any and all employment laws of the State of Georgia. Eiswirth further acknowledges and expressly agrees that he is waiving any and all rights he may have had or now has to pursue any claim of discrimination, including

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but not limited to, any claim of discrimination based on sex, age, race, national origin, disability, or on any other basis, under Title VII of the Civil Rights Act of 1964, the Americans With Disabilities Act of 1990, the Equal Pay Act of 1963, the Age Discrimination in Employment Act of 1967, the Civil Rights Act of 1866, any other analogous law of the State of Georgia, and all other laws and regulations relating to employment.

                                       7.

         It is understood and agreed that the consideration given for this Severance Agreement is not to be construed as an admission of liability or fault on the part of either party.

                                       8.

         This Severance Agreement supersedes all prior and contemporaneous written and oral agreements and understandings between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous written and oral discussions, negotiations and agreements with respect to such subject matter.

                                       9.

         Eiswirth further warrants and agrees he will not disparage Netzee or its owners, officers, directors, shareholders, employees, agents, or its business, products, policies, practices or services, in any way whatsoever. Netzee warrants and agrees that its current Board members and senior executives will not disparage Eiswirth.

                                       10.

         This Severance Agreement has been executed in the State of Georgia and any questions as to its validity, meaning, interpretation, or application shall be controlled by the laws of the State of Georgia.

                                       11.

         If any provision of this Severance Agreement is found to be unenforceable, it shall not affect the enforceability of the remaining provisions and the Court shall enforce all remaining provisions to the extent permitted by law.

                                       12.

         Eiswirth hereby acknowledges and understands and Netzee agrees that:

         (a) Eiswirth may have at least twenty-one (21) days after receipt of this Severance Agreement within which he may review and consider, discuss with an attorney of his own choosing, and decide to execute or not execute this Severance Agreement;

         (b) Eiswirth has seven (7) days after the execution of this Severance Agreement within which he may revoke this Severance Agreement;

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         (c)      In order to revoke this Severance Agreement, Eiswirth or his attorney must give written notice to Netzee by delivering a letter to Netzee's President and Chief Executive Officer, Donny Jackson, and to its legal counsel, Mark D. Kaufman, stating that Eiswirth is revoking this Severance Agreement. To effect a revocation, delivery of the letter must be made on or before seven (7) days after the execution of this Severance Agreement. The letter shall be delivered and addressed pursuant to the notice provisions set forth in paragraph 13 below;

         (d) This Severance Agreement shall not become enforceable until after the expiration of seven (7) days following the date Eiswirth executes this Severance Agreement and it will only become enforceable if Eiswirth does not revoke the Severance Agreement as provided for herein; and

         (e) In the event that Eiswirth revokes this Severance Agreement pursuant to this provision, Eiswirth agrees that he immediately will return to Netzee any and all consideration already paid by Netzee under Paragraph 3 above.

                                       13.

         Any notice, demand or other communication which any party is required or permitted to provide to the other pursuant to this Severance Agreement shall be in writing and sent by certified mail, return receipt requested, or by Federal Express, signature required, to Mr. Donny Jackson, President and Chief Executive Officer, Netzee, Inc., 6190 Powers Ferry Road, Powers Ferry Landing East, Suite 400, Atlanta, Georgia 30339 (if to Netzee), or to Richard S. Eiswirth, 103 Ansley Villa Drive, Atlanta, Georgia 30324 (if to Eiswirth). Notice will be effective upon the date of receipt by the party to be notified. In addition, Eiswirth shall send a copy of the notice to Netzee to Mark D. Kaufman, Sutherland Asbill & Brennan LLP, 999 Peachtree Street, Suite 2300, Atlanta, Georgia 30309, at the same time and by the same method of delivery as to Netzee. However, the copy to Mr. Kaufman shall not constitute notice.

                                       14.

         Eiswirth represents and warrants that he has fully read this Severance Agreement, that he understands all the terms and conditions set forth herein, and that he is entering into this Severance Agreement voluntarily and without promise or benefit other than as set forth herein. Eiswirth further acknowledges that he may have at least twenty-one (21) days within which to consider this Severance Agreement, that he was advised to consult with an attorney of his own choosing concerning the releases and waivers contained in and the terms of this Severance Agreement, and that the waivers he has made, the releases he has given, and the terms that he has agreed to herein are made knowingly, consciously, and with full appreciation that he is forever foreclosed from pursuing any of the rights so waived and released.


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                                       15.

         This Severance Agreement may be modified or amended only in a writing signed by the parties hereto. IN WITNESS WHEREOF, the undersigned have set their hands and seals on the date written.



/s/ JARETT J. JANIK                         /s/ Richard S. Eiswirth
---------------------------                 ------------------------------------
WITNESS                                     RICHARD S. EISWIRTH



                                            NETZEE, INC.



/s/ JARETT J. JANIK                         By:   /s/ Donny R. Jackson
---------------------------                       ------------------------------
WITNESS                                     Name: DONNY R. JACKSON
                                                  ------------------------------
                                            Title: President and CEO
                                                   -----------------------------


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